CERTIFICATE OF INCORPORATION

				      OF

			   BLACK HILLS FOREST, S. A.

		Pursuant to the General Corporation Law of the

			      Republic of Panama



	 We, the undersigned, desiring to form a stock corporation pursuant to the provision of the General Corporation Law of the Republic of Panama, to wit Law 32 of 1927, do hereby enter into an agreement of organization of such corporation as follows:
	 1.    The name of the corporation is:
		     BLACK HILLS FOREST, S. A.
	 2.    The purposes for which the corporation is established are:
	       (a) To transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenant in common or otherwise, and selling or otherwise disposing of the same, or any part thereof, or interest therein.
	       (b) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive or acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, hypothecate, or otherwise dispose of, shares of the capital stock, scrip, notes, bonds, coupons, mortgages, debentures, debenture stock, securities, acceptances, drafts, receipts evidencing interest in any such securities and other evidences of indebtedness of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative sub-division or department thereof, and while the owner thereof, to possess and to exercise in respect thereof all the rights, powers and privileges of ownership, including any right to vote thereon.
	       (c) To guarantee the payment of dividends on any shares of the capital stock of any of the corporations, joint stock companies of associations in which this corporation has or may at any time have any interest, and to become surety in respect of, endorse or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, bills of exchange or evidences of indebtedness, issued or created by any such corporations, joint stock companies or associations.
	       (d) To become surety for or guarantee the carrying out and performance of any and all contracts, leases and obligations of every kind of any corporation, joint stock company or associations, any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, acceptances, bills of exchange or evidences of indebtedness are at any time held by or for this corporation, and to do any act or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness.
	       (e) To endorse, guarantee or become surety for the payment of the bonds, coupons, debentures, obligations, promissory notes, bills of exchange, drafts of and loans contracted by other corporations, and to secure such payment by pledge or hypothecation of the securities of this corporation or any other personal property or mortgage of any of its real estate.
	       (f) To apply for, obtain, register,purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any patents, patent rights, copyrights, trademarks, trade names, brands, labels, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.
	       (g) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the company is authorized to carry on, or possessed of property suitable for the purposes of this company.
	       (h) To purchase, take on lease or in exchange, or otherwise acquire and to hold, use, mortgage, lease, sell or otherwise dispose of any real or personal property, and any rights or privileges therein which the company may think necessary or convenient for the purposes of its business, or otherwise.
	       (i) To undertake the financing of other enterprises and, in general, to organize, incorporate, reorganize, finance, and to aid and assist financially or otherwise, companies, syndicates, partnerships, and associations of all kinds, and to underwrite, subscribe for and endorse the bonds, stocks, securities, debentures, notes or undertakings, of any such company, corporation, joint stock company, syndicate, partnership or association, and to make any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking and to do any and all things necessary or convenient to carry any of such purposes into effect.
	       (j) To issue shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation for cash, for labor done, for property, real or personal, or leases thereof, or for any combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.
	       (k) To purchase, hold, sell and transfer shares of its own capital stock, bonds, or other obligations of this corporation from time to time, to such extent and in such manner and upon such terms as its Board of Directors shall determine, provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.
	       (l) To borrow money for any of the purposes of this corporation, and to issue bonds, debentures, debenture stock, notes and other obligations therefore, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation, either real or personal, or to issue bonds, debentures, debenture stock, notes, or other obligations without any such security.
	       (m) To lend money to such persons and on such terms as may deem expedient, and in particular to those having dealings with the company, and to guarantee the performance of contracts by any such persons.
	       (n) To draw, make, accept, discount, endorse, guarantee, execute, and issue promissory notes, bills of exchange, drafts, warrants, and all kinds of obligations and certificates and negotiable or transferable instruments.
	       (o) To accept and vote a proxy or proxies from individuals, partnerships or corporations.
	       (p) To do all or any of the above things in any part of the world, and as principals, agents, contractors, or otherwise, and by or through agents or otherwise, and either alone or in conjunction with others.
	       (q) To do all things necessary for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the corporation.
	       (r) In general to carry on any other lawful business, not prohibited to corporations, in any part of the world whether or not such business is similar in nature to the objects set forth in the Certificate of Incorporation or any amendment thereof.
		     It is hereby expressly declared that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to or inference from the terms of any other paragraph.
	 3. The total number of shares which may be issued by the corporation is FIVE HUNDRED (500), all of which shall be without nominal or par value. All shares shall be common shares and each one shall have one vote.
	       The capital of the corporation shall be at least equal to the aggregate par value of all shares with par value, if any, plus the amount received by the corporation for the issuance of shares without par value, plus the amounts which from time to time may be transferred thereto by resolution of the Board of Directors.
	       Subject to the foregoing paragraph, the company may issue and sell its authorized shares without par value from time to time for the consideration which, in the opinion of the Board of Directors, is the fair value of such shares, or for the consideration which may from time to time be fixed by the Board of Directors; or for the consideration which may be agreed to or approved by the holders of at least a majority of the shares with a right to vote. All and every shares so issued shall be full-paid and non-assessable, and the holders thereof shall not be liable to the company or its creditors in respect thereto.
	       The liability of the shareholders is limited to the amount unpaid on the shares subscribed.
	       Shares may be issued to bearer or as registered shares, as may be determined by the Board of Directors, and the Board may permit certificates to bearer to be exchanged for certificates in the name of the owner and vice versa.
	 4. The Stock Register required by Law shall be kept at the place fixed by the By-Laws or by the Board of Directors.
	 5. The domicile of the corporation is in the City of Panama, Republic of Panama, but the corporation may engage in business and establish branches in any part of the world.
	 6.    The duration of the corporation shall be perpetual.
	 7. Meetings of Stockholders may be held in the Republic of Panama or in any other country, and any stockholder may be represented and vote by proxy at such meetings.
	       A general meeting of stockholders shall be held each year, at such time and place as may be provided in the By-Laws or by resolution of the Board of Directors, for the election of Directors and the transaction of any other business that may be properly brought before the meeting.
	       Special meetings of the stockholders shall be called by the Board of Directors; and must be called by the President, or Vice President, as the case may be, upon the request of stockholders representing at least five per cent (5%) of the outstanding stock, for the purpose or purposes stated in such request.
	       Any business that might be transacted at the annual meeting may be acted upon at a special meeting, if so included in the notice.
	 8. The Board of Directors shall consist of no less than three (3) nor more than seven (7) members. Within said maximum and minimum, the number shall be fixed by resolution of the Board. However, at any meeting of the stockholders, for the election of Directors, the stockholders may, by resolution, determine the number of Directors to be elected thereat, and the number so determined, then elected. The Directors shall be elected at the annual meeting of the stockholders, and continue in office until their successors are elected and qualified and may be reelected.
	       Meetings of the Directors may be held in the Republic of Panama or in any other country, and any Director may be represented and vote by proxy, who need not be a Director, at meetings of Directors.

	       Quorum. At all meetings of the Board the presence of a majority of the total number of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business.
	       In case of vacancies in the Board of Directors, a majority of the Directors then in office, though less than a quorum, may elect the Directors to fill such vacancies.
	       The powers of the corporation shall be exercised by the Board of Directors, except such as are by law or by this charter or by the By-Laws conferred upon or reserved to the stockholders. The Board of Directors, consequently, shall have absolute control and complete management of the business of the corporation and may, without action by the stockholders, grant in trust, pledge or mortgage the properties of the company to secure performance of its obligations, and sell or exchange the property of the corporation, except when the transfer involves capital assets.
	       The Board of Directors shall have power, in its discretion, to provide for and to pay to Directors rendering unusual or exceptional services to the corporation special compensation appropriate to the value of such services.
	 9. The Officers of the corporation shall be a President, a Vice President, a Treasurer and a Secretary. The Board of Directors may elect from time to time one or more additional Vice Presidents, Assistant-Treasurers, Assistant-Secretaries and other officers, agents and employees as it may deem proper. Any officer may hold more than one office.
	 10. The Registered Agent of the corporation in the Republic of Panama is the law firm DURLING & DURLING, domiciled at Edificio Vallarino, top floor, Calle 52 y Elvira Mendez, in the City of Panama, Republic of Panama.
	 11. No contract or other transaction between the corporation and any other person, firm or corporation shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director or officer, or are members, stockholders, directors or officers of such other firm or corporation, and any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interest in any contract or transaction of this corporation or in which this corporation is interest, and no contract, act or transaction of this corporation with any person or persons, firms or corporations. shall be affected or invalidated by the fact that any director or directors or officer or officers of this corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or person's firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist, from thus contracting with the corporation for the benefit of himself or any firm, person, association or corporation in which he may be in any wise interested. Directors so interested shall be counted when present at directors' meetings for the purpose of determining the existence of a quorum and may vote at such meetings as fully and with the same effect as if not so interested.
	 12. Indemnity. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this corporation or of any corporation which he serves as such at the request of this corporation, shall be indemnified by this corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from statute.
	 13. Dissolution. In the event of dissolution of the company, whether voluntary or otherwise, the provisions of Chapter IX of Law 32 of February 26, 1927 shall be always applicable and the Directors shall act as trustees with the powers and faculties granted to them by Article 86 of said Law.
	 14. This Charter may be amended by resolution setting forth such amendment or amendments adopted by at least two-thirds (2/3) of the outstanding shares at a special meeting called for such purpose, or at a regular meeting if due notice has been given.
			     TEMPORARY PROVISIONS
	 A. The number of the first Directors is to be three (3) and their names and addresses are as follows:

	   NAME                                ADDRESS
- ---------------------------    ----------------------------------------
Ricardo A. Durling             Edificio Vallarino, top floor
			       Calle 52 y Elvira Mendez, Panama, R.P.
Luis A. Durling                Edificio Vallarino, top floor,
			       Calle 52 y Elvira Mendez, Panama, R.P.
Orlando Lopez A.               Edificio Vallarino, top floor,
			       Calle 52 y Elvira Mendez, Panama, R.P.

	 B. The Officers of the corporation and the respective offices held by them are as follows:

	       NAME                             OFFICE
- ----------------------------------    --------------------------
Ricardo A. Durling                            President
Luis A. Durling                        Vice President-Treasurer
Orlando Lopez A.                              Secretary

	 C. Subscription. The number of shares which each subscriber to this Certificate of Incorporation agrees to take is as follows:

								NO. OF
	 NAME                          ADDRESS                  SHARES
- -----------------------    --------------------------------    --------
Ricardo A. Durling         Edificio Vallarino, top floor,         1
			   Calle 52 y Elvira Mendez,
			   Panama, R.P.
Luis A. Durling            Edificio Vallarino, top floor,         1
			   Calle 52 y Elvira Mendez,
			   Panama, R.P.



	 IN WITNESS WHEREOF, we have made and signed this Certificate of Incorporation in the city of Panama, Republic of Panama, this 21st. day of November, 1990.

/s/ Ricardo A. Durling                             /s/ Luis A. Durling
- ----------------------                             -------------------
Ricardo A. Durling                                 Luis A. Durling